Exhibit 99.1
Oasis Petroleum Inc. Announces Quarter Ended September 30, 2019 Earnings
Houston, Texas — November 5, 2019 — Oasis Petroleum Inc. (NYSE: OAS) (“Oasis” or the “Company”) today announced financial and operating results for 3Q 2019.
Recent Highlights:
•Delivered net cash provided by operating activities of $251.0 million and Adjusted EBITDA(1) of $256.6 million in 3Q 2019.
•Achieved positive free cash flow during the quarter and year to date and continue to expect to be free cash flow positive in 2019 for the E&P business(2).
•Reduced debt under the Oasis credit facility by $125.0 million during the quarter to $406.0 million as of September 30, 2019.
•LOE per Boe decreased 15.8% to $6.16 per Boe in 3Q 2019 compared to $7.32 per Boe in 2Q 2019.
•Crude oil differentials remained strong at $1.30 off of NYMEX WTI in 3Q 2019.
•Produced 88.7 MBoepd in 3Q 2019, which included the impact of divested volumes of approximately 330 Boepd. Volumes grew by 5% in 3Q 2019 (3% oil) as compared to 2Q 2019.
•Divested upstream assets in various packages in the Williston Basin, which resulted in approximately $41.0 million in cash proceeds. Transactions closed late in 3Q 2019.
(1) Non-GAAP measure. See “Non-GAAP Financial Measures” below for definitions of all non-GAAP measures included herein and reconciliations to the most directly comparable measures under United States generally accepted accounting principles (“GAAP”).
(2) For more detail on E&P free cash flow, see pages six and seven of the Company’s investor presentation on the Company’s website at www.oasispetroleum.com.
“Oasis delivered a strong quarter across several fronts,” said Thomas B. Nusz, Oasis’ Chairman and Chief Executive Officer. “As expected, Williston production rebounded strongly compared to the second quarter, driven by Oasis’s prolific well results and industry-leading infrastructure. In the Delaware, we reached our year-end 2019 volume target, driven by high-return wells. Efficiency is improving rapidly, with Williston well costs expected to improve to $7.2 million vs. $7.6 million by year end and Delaware cycle times continuing to fall. E&P free cash generation during the quarter was supplemented by strong asset sale proceeds, both of which led to a meaningful reduction in net debt. We remain focused on driving additional operating efficiencies and reducing leverage further.”
Financial and Operational Update and Outlook
•Production averaged 80.2 MBoepd (Williston Basin) and 8.5 MBoepd (Delaware Basin) in 3Q 2019.
•Oasis expects 4Q 2019 production to range between 83.3 to 85.3 MBoepd (70.5% oil cut), which is in line with the Company’s pre-divestiture prior midpoint guidance of 86 MBoepd (71% oil cut). The anticipated impact from divested volumes in 2020 is approximately 1.1 MBoepd.
•In 3Q 2019, Oasis dropped down to one OWS crew and reduced company-wide headcount by 87, representing 12% of the workforce, resulting in a one-time G&A charge of approximately $2.4 million. The Company now expects 2019 G&A to range between $125 to $131 million, excluding $20 million of litigation contingency expenses, and the run-rate impact of the reduced headcount to be approximately $10 million. Oasis continues to focus on cost control measures across its businesses.
•CapEx in 3Q 2019 of $187 million consisted of $148 million of E&P and other (including $3 million of capitalized interest), $37 million of consolidated midstream and $3 million of acquisitions. The Company’s 2019 E&P and other CapEx guidance remains unchanged from the August range of $620 to $640 million, which excludes capitalized interest charges of approximately $12 million. Total 2019 midstream CapEx is now expected to be $212 to $222 million, which is below the August guidance range of $219 to $230 million.

The following table provides select actual metrics from 3Q 2019 and the associated guidance for 4Q 2019:

Metric	3Q 2019 Actual	4Q 2019 Guidance
Production (MBoepd)	88.7	83.3 - 85.3
Differential to NYMEX WTI ($ per Bbl)	$1.30	$3.00 - $4.00
Natural gas realized price (as a % of Henry Hub)	76%	70% - 80%
Lease operating expenses ($ per Boe)	$6.16	$6.75 - $7.50
Marketing, transportation and gathering expenses ($ per Boe)(1)	$4.01	$3.75 - $4.50
E&P Cash G&A ($ in millions)(2)	$18.1	$15.5 - $17.0
Production taxes (as a % of oil and gas revenues)	8.3%	8.2%
___________________
(1)Marketing, transportation and gathering expenses (“MT&G”) exclude the effect of non-cash valuation charges on pipeline imbalances.
(2)E&P Cash G&A represents general and administrative (“G&A”) expenses less non-cash equity-based compensation expenses and other non-cash charges included in the Company’s exploration and production (“E&P”) segment. Total 2019 cash G&A for Oasis is estimated at $92 to $96 million, which excludes non-cash amortization of equity-based compensation of approximately $33 to $35 million and litigation contingency expenses of $20 million. See “Non-GAAP Financial Measures” below.

The following table presents select operational and financial data for the periods presented:

	3Q 2019	2Q 2019	3Q 2018
Production data:
Crude oil (Bopd)	62,816	61,224	65,870
Natural gas (Mcfpd)	155,391	139,380	117,182
Total production (Boepd)	88,715	84,454	85,400
Percent crude oil	70.8%	72.5%	77.1%
Average sales prices:
Crude oil, without derivative settlements ($ per Bbl)	$55.12	$58.87	$68.33
Differential to NYMEX WTI ($ per Bbl)	1.30	0.96	1.16
Crude oil, with derivative settlements ($ per Bbl)(1)	56.03	56.79	57.50
Crude oil derivative settlements - net cash receipts (payments) ($ in millions)(2)	5.2	(11.6)	(65.6)
Natural gas, without derivative settlements ($ per Mcf)(3)	1.81	2.29	3.72
Natural gas, with derivative settlements ($ per Mcf)(1)(3)	1.95	2.43	3.76
Natural gas derivative settlements - net cash receipts ($ in millions)(2)	1.9	1.8	0.4
Selected financial data ($ in millions):
Revenues:
Crude oil revenues(4)	$318.6	$328.0	$414.1
Natural gas revenues	25.9	29.0	40.1
Purchased oil and gas sales(4)	79.4	109.4	173.0
Midstream revenues	50.0	51.6	31.2
Well services revenues	8.9	11.4	16.3
Total revenues	$482.8	$529.4	$674.7
Net cash provided by operating activities	251.0	214.0	230.0
Adjusted EBITDA(5)	256.6	249.6	270.4
Select operating expenses:
Lease operating expenses	$50.3	$56.2	$48.5
Midstream expenses	13.0	17.4	8.7
Well services expenses	6.2	8.5	11.4
MT&G, including non-cash valuation charges	32.7	28.5	30.7
Non-cash valuation charges	(0.1)	0.1	0.6
Purchased oil and gas expenses(4)	78.7	109.7	174.3
Production taxes	28.5	28.1	38.7
Depreciation, depletion and amortization	210.8	177.4	163.0
Total select operating expenses	$420.2	$425.8	$475.3
Select operating expenses data:
Lease operating expense ($ per Boe)	$6.16	$7.32	$6.18
MT&G ($ per Boe)(6)	4.01	3.69	3.84
Depreciation, depletion and amortization ($ per Boe)	25.83	23.08	20.74
E&P G&A ($ per Boe)(7)	5.68	3.35	3.88
E&P Cash G&A ($ per Boe)(5)	2.22	2.24	2.97
Production taxes (as a % of oil and gas revenues)	8.3%	7.9%	8.6%
___________________
(1)Realized prices include gains or losses on cash settlements for commodity derivatives, which do not qualify for or were not designated as hedging instruments for accounting purposes.

(2)Cash settlements represent the cumulative gains and losses on the Company’s derivative instruments for the periods presented and do not include a recovery of costs that were paid to acquire or modify the derivative instruments that were settled.
(3)Natural gas prices include the value for natural gas and natural gas liquids.
(4)For the three and nine months ended September 30, 2018, crude oil revenues, purchased oil and gas sales and purchased oil and gas expenses have been revised to correct errors related to the presentation of certain crude oil purchase and sale arrangements, which had no impact on reported net income (loss). The amounts presented herein reflect the impact of the revision.
(5)Adjusted EBITDA and E&P Cash G&A represent non-GAAP measures. See “Non-GAAP Financial Measures” below for further information and reconciliations to the most directly comparable financial measures under GAAP.
(6)Excludes non-cash valuation charges on pipeline imbalances.
(7)Includes $20 million of litigation contingency expenses in 3Q 2019. Excluding this accrual, E&P G&A per Boe would have been $3.23 in 3Q 2019.
G&A totaled $52.9 million in 3Q 2019, $34.9 million in 3Q 2018 and $30.9 million in 2Q 2019. In 3Q 2019, a loss accrual was recorded in the amount of $20 million, which the Company believes is the estimable amount of loss that could potentially be incurred from the Company’s pending legal proceedings based upon currently available information. Amortization of equity-based compensation, which is included in G&A, was $8.4 million, or $1.03 per barrel of oil equivalent (“Boe”), in 3Q 2019 as compared to $7.5 million, or $0.95 per Boe, in 3Q 2018 and $8.9 million, or $1.16 per Boe, in 2Q 2019. G&A for the Company’s E&P segment totaled $46.4 million in 3Q 2019, $30.5 million in 3Q 2018 and $25.8 million in 2Q 2019.
MT&G, excluding non-cash valuation charges on pipeline imbalances, increased $2.6 million to $32.7 million in 3Q 2019, as compared to $30.1 million in 3Q 2018, primarily attributable to higher natural gas gathering and processing expenses due to additional well connections on the Company’s midstream infrastructure and the Company’s second natural gas processing plant. MT&G, excluding non-cash valuation charges on pipeline imbalances, increased $4.3 million in 3Q 2019, as compared to $28.4 million in 2Q 2019 primarily due to higher crude oil gathering and transportation expenses related to an increase in volumes being transported on the Dakota Access Pipeline to market the Company’s equity barrels, which resulted in improved price realizations.
Depreciation, depletion and amortization (“DD&A”) expenses increased $47.8 million to $210.8 million in 3Q 2019 as compared to 3Q 2018. This increase was a result of increased production during 3Q 2019, coupled with an increase in the DD&A rate to $25.83 per Boe for 3Q 2019 as compared to $20.74 per Boe for 3Q 2018. The increase in the DD&A rate was primarily due to lower recoverable reserves in the Williston Basin and Delaware Basin, coupled with higher well costs in the Delaware Basin.
Interest expense was $43.9 million in 3Q 2019 as compared to $39.6 million in 3Q 2018 and $43.2 million in 2Q 2019. Capitalized interest totaled $3.0 million in 3Q 2019, $4.5 million in 3Q 2018 and $3.6 million in 2Q 2019. Cash Interest totaled $41.9 million in 3Q 2019, $39.4 million in 3Q 2018 and $42.0 million in 2Q 2019. For a definition of Cash Interest and a reconciliation of interest expense to Cash Interest, see “Non-GAAP Financial Measures” below.
The Company’s income tax benefit for the nine months ended September 30, 2019 was recorded at 25.0% of pre-tax loss. In 3Q 2019, the Company recorded an income tax benefit of $17.4 million, resulting in a (134.3)% effective tax rate as a percentage of its pre-tax income for the quarter. In 2Q 2019, the Company recorded an income tax expense of $12.2 million, resulting in a 19.3% effective tax rate as a percentage of its pre-tax income for the quarter.
In 3Q 2019, the Company reported net income of $20.3 million, or $0.06 per diluted share, as compared to net income of $62.3 million, or $0.20 per diluted share, in 3Q 2018. Excluding certain non-cash items and their tax effect, Adjusted Net Loss Attributable to Oasis was $16.0 million, or $0.05 per diluted share, in 3Q 2019, as compared to Adjusted Net Income Attributable to Oasis of $26.3 million, or $0.08 per diluted share, in 3Q 2018. Adjusted EBITDA in 3Q 2019 was $256.6 million, as compared to Adjusted EBITDA of $270.4 million in 3Q 2018. For definitions of Adjusted Net Income (Loss) Attributable to Oasis and Adjusted EBITDA and reconciliations to the most directly comparable GAAP measures, see “Non-GAAP Financial Measures” below.

Capital Expenditures and Completions
The following table depicts the Company’s total capital expenditures (“CapEx”) by category:

	1Q 2019	2Q 2019	3Q 2019	YTD - 3Q 2019

	(In millions)
CapEx:
E&P	$165.7	$202.1	$143.5	$511.3
Well services	0.1	—	0.2	0.3
Other(1)	3.9	4.3	4.2	12.4
Total E&P & other CapEx	169.7	206.4	147.9	524.0
Midstream(2)	57.1	82.6	36.9	176.6
Total CapEx before acquisitions	226.8	289.0	184.8	700.6
Acquisitions	—	5.8	2.5	8.3
Total CapEx(3)	$226.8	$294.8	$187.3	$708.9
___________________
(1)Other CapEx includes such items as administrative capital and capitalized interest. Capitalized interest totaled $3.0 million and $9.5 million for the three and nine months ended September 30, 2019, respectively.
(2)Midstream CapEx attributable to Oasis Midstream Partners (“OMP”) was $45.2 million, $70.9 million and $27.6 million for 1Q 2019, 2Q 2019 and 3Q 2019, respectively.
(3)Total CapEx (including acquisitions) reflected in the table above differs from the amounts shown in the statements of cash flows in the Company’s condensed consolidated financial statements because amounts reflected in the table above include changes in accrued liabilities from the previous reporting period for CapEx, while the amounts presented in the statements of cash flows is presented on a cash basis.
Oasis completed and placed on production 22 gross (16.8 net) operated wells and 3.4 net non-operated wells during 3Q 2019. Completions included 17 gross (11.9 net) operated wells in the Williston Basin and 5 gross (4.9 net) operated wells in the Delaware Basin.
Liquidity and Balance Sheet
As of September 30, 2019, Oasis had cash and cash equivalents of $19.4 million, total elected commitments under the Oasis credit facility of $1,350.0 million and total elected commitments under the OMP credit facility of $575.0 million. In addition, Oasis had $406.0 million of borrowings and $14.0 million of outstanding letters of credit issued under the Oasis credit facility and $431.0 million of borrowings and $8.2 million of outstanding letters of credit under the OMP credit facility, resulting in a total unused borrowing capacity of $1,065.8 million for both revolving credit facilities as of September 30, 2019.
On November 4, 2019, Oasis completed its fall redetermination of its borrowing base under the Oasis credit facility. As a result, Oasis’s borrowing base decreased to $1,300.0 million. The next redetermination is scheduled for April 1, 2020. Additionally, Oasis entered into an amendment to the Oasis credit facility, which decreased the aggregate elected commitment to $1,100.0 million.

Hedging Activity
The Company’s crude oil contracts will settle monthly based on the average NYMEX West Texas Intermediate crude oil index price (“NYMEX WTI”) for fixed price swaps and two-way and three-way costless collars. The Company’s natural gas contracts will settle monthly based on the average NYMEX Henry Hub natural gas index price (“NYMEX HH”) for fixed price swaps. As of November 4, 2019, the Company had the following outstanding commodity derivative contracts:

	Three Months Ending	Six Months Ending
	December 31, 2019	June 30, 2020	December 31, 2020	June 30, 2021
Crude Oil (Volume in MBopd)
Fixed Price Swaps
Volume	25.0	18.0	3.0	—
Price	$57.42	$57.68	$58.85	$—
Two-Way Collars
Volume	14.0	9.0	2.0	—
Floor	$58.07	$50.83	$50.50	$—
Ceiling	$74.64	$60.31	$60.70	$—
Three-Way Collars
Volume	12.0	13.0	12.0	2.0
Sub-Floor	$40.00	$40.00	$40.00	$40.00
Floor	$51.57	$54.13	$52.48	$50.00
Ceiling	$65.40	$64.81	$63.86	$64.25
Total Crude Oil Volume	51.0	40.0	17.0	2.0

Natural Gas (Volume in MMBtupd)
Fixed Price Swaps
Volume	30,000	—	—	—
Price	$2.92	$—	$—	$—
The September 2019 crude oil derivative contracts settled at a net $1.4 million received in October 2019 and will be included in the Company’s 4Q 2019 derivative settlements.
Conference Call Information
Investors, analysts and other interested parties are invited to listen to the conference call:

Date:	Wednesday, November 6, 2019
Time:	10:00 a.m. Central Time
Live Webcast:	https://www.webcaster4.com/Webcast/Page/1052/32112
Website:	www.oasispetroleum.com
Sell-side analysts with a question may use the following dial-in:

Dial-in:	888-317-6003
Intl. Dial in:	412-317-6061
Conference ID:	2649560
A recording of the conference call will be available beginning at 12:00 p.m. Central Time on the day of the call and will be available until Wednesday, November 13, 2019 by dialing:

Replay dial-in:	877-344-7529
Intl. replay:	412-317-0088
Replay code:	10136374
The conference call will also be available for replay for approximately 30 days at www.oasispetroleum.com.

Contact:
Oasis Petroleum Inc.
Bob Bakanauskas, (281) 404-9600
Director, Investor Relations
Forward-Looking Statements
This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. All statements, other than statements of historical facts, included in this press release that address activities, events or developments that the Company expects, believes or anticipates will or may occur in the future are forward-looking statements. Without limiting the generality of the foregoing, forward-looking statements contained in this press release specifically include the expectations of plans, strategies, objectives and anticipated financial and operating results of the Company, including the Company’s drilling program, production, derivative instruments, capital expenditure levels and other guidance included in this press release. These statements are based on certain assumptions made by the Company based on management’s experience and perception of historical trends, current conditions, anticipated future developments and other factors believed to be appropriate. Such statements are subject to a number of assumptions, risks and uncertainties, many of which are beyond the control of the Company, which may cause actual results to differ materially from those implied or expressed by the forward-looking statements. These include, but are not limited to, changes in crude oil and natural gas prices, weather and environmental conditions, the timing of planned capital expenditures, availability of acquisitions, the ability to realize the anticipated benefits from the previously announced Delaware midstream assets assignment from Oasis to OMP, uncertainties in estimating proved reserves and forecasting production results, operational factors affecting the commencement or maintenance of producing wells, the condition of the capital markets generally, as well as the Company’s ability to access them, the proximity to and capacity of transportation facilities, and uncertainties regarding environmental regulations or litigation and other legal or regulatory developments affecting the Company’s business and other important factors that could cause actual results to differ materially from those projected as described in the Company’s reports filed with the Securities and Exchange Commission.
Any forward-looking statement speaks only as of the date on which such statement is made and the Company undertakes no obligation to correct or update any forward-looking statement, whether as a result of new information, future events or otherwise, except as required by applicable law.
About Oasis Petroleum Inc.
Oasis is an independent exploration and production company focused on the acquisition and development of onshore, unconventional crude oil and natural gas resources in the United States. For more information, please visit the Company’s website at www.oasispetroleum.com.

Oasis Petroleum Inc.
Condensed Consolidated Balance Sheets
(Unaudited)

	September 30, 2019	December 31, 2018

	(In thousands, except share data)
ASSETS
Current assets
Cash and cash equivalents	$19,425	$22,190
Accounts receivable, net	381,617	387,602
Inventory	36,758	33,128
Prepaid expenses	5,302	10,997
Derivative instruments	52,180	99,930
Intangible assets, net	—	125
Other current assets	332	183
Total current assets	495,614	554,155
Property, plant and equipment
Oil and gas properties (successful efforts method)	9,374,506	8,912,189
Other property and equipment	1,339,268	1,151,772
Less: accumulated depreciation, depletion, amortization and impairment	(3,624,164)	(3,036,852)
Total property, plant and equipment, net	7,089,610	7,027,109
Assets held for sale, net	6,700	—
Derivative instruments	9,729	6,945
Long-term inventory	14,395	12,260
Operating right-of-use assets	21,255	—
Other assets	29,674	25,673
Total assets	$7,666,977	$7,626,142

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Accounts payable	$18,003	$20,166
Revenues and production taxes payable	213,773	216,695
Accrued liabilities	325,445	331,651
Accrued interest payable	21,329	38,040
Derivative instruments	830	84
Advances from joint interest partners	3,649	5,140
Current operating lease liabilities	8,050	—
Other current liabilities	2,782	—
Total current liabilities	593,861	611,776
Long-term debt	2,798,859	2,735,276
Deferred income taxes	291,215	300,055
Asset retirement obligations	55,502	52,384
Liabilities held for sale	6,700	—
Derivative instruments	—	20
Operating lease liabilities	19,095	—
Other liabilities	2,084	7,751
Total liabilities	3,767,316	3,707,262
Commitments and contingencies
Stockholders’ equity
Common stock, $0.01 par value: 900,000,000 shares authorized; 324,235,047 shares issued and 321,343,995 shares outstanding at September 30, 2019 and 320,469,049 shares issued and 318,377,161 shares outstanding at December 31, 2018	3,186	3,157
Treasury stock, at cost: 2,891,052 and 2,091,888 shares at September 30, 2019 and December 31, 2018, respectively	(33,650)	(29,025)
Additional paid-in capital	3,104,938	3,077,755
Retained earnings	630,852	682,689
Oasis share of stockholders’ equity	3,705,326	3,734,576
Non-controlling interests	194,335	184,304
Total stockholders’ equity	3,899,661	3,918,880
Total liabilities and stockholders’ equity	$7,666,977	$7,626,142

Oasis Petroleum Inc.
Condensed Consolidated Statements of Operations
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2019	2018	2019	2018

	(In thousands, except per share data)
Revenues
Oil and gas revenues	$344,470	$454,195	$1,070,256	$1,218,639
Purchased oil and gas sales	79,352	172,985	337,212	368,758
Midstream revenues	50,023	31,187	149,617	88,451
Well services revenues	8,898	16,262	30,795	46,344
Total revenues	482,743	674,629	1,587,880	1,722,192
Operating expenses
Lease operating expenses	50,313	48,534	164,985	137,456
Midstream expenses	12,967	8,652	47,064	24,325
Well services expenses	6,151	11,405	21,595	32,352
Marketing, transportation and gathering expenses	32,659	30,713	96,097	74,559
Purchased oil and gas expenses	78,655	174,269	338,221	374,442
Production taxes	28,461	38,722	86,221	103,748
Depreciation, depletion and amortization	210,832	162,984	578,023	465,819
Exploration expenses	652	22,315	2,369	23,701
Impairment	—	—	653	384,228
General and administrative expenses	52,860	34,859	118,245	91,029
Total operating expenses	473,550	532,453	1,453,473	1,711,659
Gain (loss) on sale of properties	(752)	36,869	(3,950)	38,823
Operating income	8,441	179,045	130,457	49,356
Other income (expense)
Net gain (loss) on derivative instruments	47,922	(48,544)	(34,940)	(239,945)
Interest expense, net of capitalized interest	(43,897)	(39,560)	(131,551)	(117,616)
Loss on extinguishment of debt	—	(47)	—	(13,698)
Other income	473	111	706	146
Total other income (expense), net	4,498	(88,040)	(165,785)	(371,113)
Income (loss) before income taxes	12,939	91,005	(35,328)	(321,757)
Income tax benefit (expense)	17,372	(24,782)	8,835	75,391
Net income (loss) including non-controlling interests	30,311	66,223	(26,493)	(246,366)
Less: Net income attributable to non-controlling interests	10,023	3,882	25,344	10,907
Net income (loss) attributable to Oasis	$20,288	$62,341	$(51,837)	$(257,273)
Earnings (loss) attributable to Oasis per share:
Basic	$0.06	$0.20	$(0.16)	$(0.84)
Diluted	0.06	0.20	(0.16)	(0.84)
Weighted average shares outstanding:
Basic	315,135	313,167	314,863	305,533
Diluted	315,135	316,387	314,863	305,533

Oasis Petroleum Inc.
Selected Financial and Operational Statistics
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2019	2018	2019	2018
Operating results (in thousands):
Revenues
Crude oil revenues(1)	$318,564	$414,082	$964,662	$1,103,575
Natural gas revenues	25,906	40,113	105,594	115,064
Purchased oil and gas sales(1)	79,352	172,985	337,212	368,758
Midstream revenues	50,023	31,187	149,617	88,451
Well services revenues	8,898	16,262	30,795	46,344
Total revenues	$482,743	$674,629	$1,587,880	$1,722,192
Production data:
Crude oil (MBbls)	5,779	6,060	17,294	16,862
Natural gas (MMcf)	14,296	10,781	40,840	30,825
Oil equivalents (MBoe)	8,162	7,857	24,101	21,999
Average daily production (Boe per day)	88,715	85,400	88,283	80,583
Average sales prices:
Crude oil, without derivative settlements (per Bbl)	$55.12	$68.33	$55.78	$65.45
Crude oil, with derivative settlements (per Bbl)(2)	56.03	57.50	56.19	55.78
Natural gas, without derivative settlements (per Mcf)(3)	1.81	3.72	2.59	3.73
Natural gas, with derivative settlements (per Mcf)(2)(3)	1.95	3.76	2.67	3.77
Costs and expenses (per Boe of production):
Lease operating expenses	$6.16	$6.18	$6.85	$6.25
MT&G(4)	4.01	3.84	3.89	3.36
Production taxes	3.49	4.93	3.58	4.72
Depreciation, depletion and amortization	25.83	20.74	23.98	21.17
G&A(5)	6.48	4.44	4.91	4.14
E&P G&A(5)	5.68	3.88	4.14	3.52
 ___________________
(1)For the three and nine months ended September 30, 2018, crude oil revenues, purchased oil and gas sales and purchased oil and gas expenses have been revised to correct errors related to the presentation of certain crude oil purchase and sale arrangements, which had no impact on reported net income (loss). The amounts presented herein reflect the impact of the revision.
(2)Realized prices include gains or losses on cash settlements for commodity derivatives, which do not qualify for or were not designated as hedging instruments for accounting purposes. Cash settlements represent the cumulative gains and losses on the Company’s derivative instruments for the periods presented and do not include a recovery of costs that were paid to acquire or modify the derivative instruments that were settled.
(3)Natural gas prices include the value for natural gas and natural gas liquids.
(4)Excludes non-cash valuation charges on pipeline imbalances.
(5)Includes $20 million of litigation contingency expenses in 3Q 2019. Excluding this accrual, G&A per Boe would have been $4.03 and E&P G&A per Boe would have been $3.23 in 3Q 2019.

Oasis Petroleum Inc.
Condensed Consolidated Statements of Cash Flows
(Unaudited)

	Nine Months Ended September 30,
	2019	2018

	(In thousands)
Cash flows from operating activities:
Net loss including non-controlling interests	$(26,493)	$(246,366)
Adjustments to reconcile net loss including non-controlling interests to net cash provided by operating activities:
Depreciation, depletion and amortization	578,023	465,819
Loss on extinguishment of debt	—	13,698
(Gain) loss on sale of properties	3,950	(38,823)
Impairment	653	384,228
Deferred income taxes	(8,840)	(75,418)
Derivative instruments	34,940	239,945
Equity-based compensation expenses	26,370	21,586
Deferred financing costs amortization and other	18,190	20,074
Working capital and other changes:
Change in accounts receivable, net	1,555	(61,275)
Change in inventory	(3,676)	(12,076)
Change in prepaid expenses	4,153	1,196
Change in accounts payable, interest payable and accrued liabilities	22,280	50,308
Change in other assets and liabilities, net	(11,211)	(895)
Net cash provided by operating activities	639,894	762,001
Cash flows from investing activities:
Capital expenditures	(714,270)	(841,088)
Acquisitions	(8,337)	(579,886)
Proceeds from sale of properties	41,039	333,029
Costs related to sale of properties	—	(2,707)
Derivative settlements	10,752	(162,013)
Other	—	(1,038)
Net cash used in investing activities	(670,816)	(1,253,703)
Cash flows from financing activities:
Proceeds from revolving credit facilities	1,651,000	2,499,000
Principal payments on revolving credit facilities	(1,600,000)	(1,959,000)
Repurchase of senior unsecured notes	—	(423,190)
Proceeds from issuance of senior unsecured notes	—	400,000
Deferred financing costs	(852)	(7,650)
Purchases of treasury stock	(4,625)	(6,806)
Distributions to non-controlling interests	(15,551)	(10,393)
Payments on finance lease liabilities	(1,423)	—
Other	(392)	(87)
Net cash provided by financing activities	28,157	491,874
Increase (decrease) in cash and cash equivalents	(2,765)	172
Cash and cash equivalents:
Beginning of period	22,190	16,720
End of period	$19,425	$16,892
Supplemental non-cash transactions:
Change in accrued capital expenditures	$(42,751)	$79,011
Change in asset retirement obligations	4,114	2,854
Issuance of shares in connection with acquisition	—	371,220

Non-GAAP Financial Measures
E&P Cash G&A is defined as the total general and administrative expenses included in the Company’s exploration and production segment less non-cash equity-based compensation expenses and other non-cash charges included in its exploration and production segment. E&P Cash G&A is not a measure of general and administrative expenses as determined by GAAP. Management believes that the presentation of E&P Cash G&A provides useful additional information to investors and analysts to assess the Company’s operating costs in comparison to peers without regard to equity-based compensation programs, which can vary substantially from company to company.
The following table presents a reconciliation of the GAAP financial measure of general and administrative expenses included in its exploration and production segment to the non-GAAP financial measure of E&P Cash G&A for the periods presented:

Exploration and Production
	Three Months Ended September 30,		Nine Months Ended September 30,
	2019	2018	2019	2018

	(In thousands)
E&P general and administrative expenses	$46,377	$30,454	$99,665	$77,425
Equity-based compensation expenses	(8,246)	(7,102)	(25,348)	(20,565)
Litigation contingency expenses(1)	(20,000)	—	(20,000)	—
E&P Cash G&A	$18,131	$23,352	$54,317	$56,860
___________________
(1)In 3Q 2019, the Company incurred a charge to establish a loss accrual of $20 million, which the Company believes is the estimable amount of loss that could potentially be incurred from the Company’s pending legal proceedings based upon currently available information.
Cash Interest is a supplemental non-GAAP financial measure that is used by management and external users of the Company’s financial statements, such as industry analysts, investors, lenders and rating agencies. The Company defines Cash Interest as interest expense plus capitalized interest less amortization and write-offs of deferred financing costs and debt discounts included in interest expense. Cash Interest is not a measure of interest expense as determined by GAAP.
The following table presents a reconciliation of the GAAP financial measure of interest expense to the non-GAAP financial measure of Cash Interest for the periods presented:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2019	2018	2019	2018

	(In thousands)
Interest expense	$43,897	$39,560	$131,551	$117,616
Capitalized interest	3,001	4,531	9,464	13,209
Amortization of deferred financing costs	(1,861)	(1,813)	(5,454)	(5,511)
Amortization of debt discount	(3,137)	(2,852)	(9,027)	(8,201)
Cash Interest	$41,900	$39,426	$126,534	$117,113
Adjusted EBITDA and Free Cash Flow are supplemental non-GAAP financial measures that are used by management and external users of the Company’s financial statements, such as industry analysts, investors, lenders and rating agencies. The Company defines Adjusted EBITDA as earnings before interest expense, income taxes, depreciation, depletion, amortization, exploration expenses and other similar non-cash or non-recurring charges. The Company defines Free Cash Flow as Adjusted EBITDA attributable to Oasis less Cash Interest and CapEx, excluding capitalized interest. Adjusted EBITDA and Free Cash Flow are not measures of net income (loss) or cash flows as determined by GAAP.
The following table presents reconciliations of the GAAP financial measures of net income (loss) including non-controlling interests and net cash provided by (used in) operating activities to the non-GAAP financial measures of Adjusted EBITDA and Free Cash Flow for the periods presented:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2019	2018	2019	2018

	(In thousands)
Net income (loss) including non-controlling interests	$30,311	$66,223	$(26,493)	$(246,366)
(Gain) loss on sale of properties	752	(36,869)	3,950	(38,823)
Loss on extinguishment of debt	—	47	—	13,698
Net (gain) loss on derivative instruments	(47,922)	48,544	34,940	239,945
Derivative settlements(1)	7,123	(65,190)	10,752	(162,013)
Interest expense, net of capitalized interest	43,897	39,560	131,551	117,616
Depreciation, depletion and amortization	210,832	162,984	578,023	465,819
Impairment	—	—	653	384,228
Exploration expenses	652	22,315	2,369	23,701
Equity-based compensation expenses	8,446	7,456	26,370	21,586
Income tax (benefit) expense	(17,372)	24,782	(8,835)	(75,391)
Litigation contingency expenses(2)	20,000	—	20,000	—
Other non-cash adjustments	(79)	574	2,316	557
Adjusted EBITDA	256,640	270,426	775,596	744,557
Adjusted EBITDA attributable to non-controlling interests	13,606	5,194	35,501	14,647
Adjusted EBITDA attributable to Oasis	243,034	265,232	740,095	729,910
Cash Interest	(41,900)	(39,426)	(126,534)	(117,113)
Capital expenditures(3)	(187,216)	(372,343)	(708,884)	(1,898,105)
Capitalized interest	3,001	4,531	9,464	13,209
Free Cash Flow	$16,919	$(142,006)	$(85,859)	$(1,272,099)

Net cash provided by operating activities	$250,962	$229,985	$639,894	$762,001
Derivative settlements(1)	7,123	(65,190)	10,752	(162,013)
Interest expense, net of capitalized interest	43,897	39,560	131,551	117,616
Exploration expenses	652	22,315	2,369	23,701
Deferred financing costs amortization and other	(5,945)	(9,556)	(18,190)	(20,074)
Current tax (benefit) expense	84	(93)	5	27
Changes in working capital	(60,054)	52,831	(13,101)	22,742
Litigation contingency expenses(2)	20,000	—	20,000	—
Other non-cash adjustments	(79)	574	2,316	557
Adjusted EBITDA	256,640	270,426	775,596	744,557
Adjusted EBITDA attributable to non-controlling interests	13,606	5,194	35,501	14,647
Adjusted EBITDA attributable to Oasis	243,034	265,232	740,095	729,910
Cash Interest	(41,900)	(39,426)	(126,534)	(117,113)
Capital expenditures(3)	(187,216)	(372,343)	(708,884)	(1,898,105)
Capitalized interest	3,001	4,531	9,464	13,209
Free Cash Flow	$16,919	$(142,006)	$(85,859)	$(1,272,099)
___________________
(1)Cash settlements represent the cumulative gains and losses on the Company’s derivative instruments for the periods presented and do not include a recovery of costs that were paid to acquire or modify the derivative instruments that were settled.

(2)In 3Q 2019, the Company incurred a charge to establish a loss accrual of $20 million, which the Company believes is the estimable amount of loss that could potentially be incurred from the Company’s pending legal proceedings based upon currently available information.
(3)Capital expenditures (including acquisitions) reflected in the table above differ from the amounts shown in the statements of cash flows in the Company’s condensed consolidated financial statements because amounts reflected in the table include changes in accrued liabilities from the previous reporting period for capital expenditures, while the amounts presented in the statements of cash flows are presented on a cash basis. Acquisitions totaled $2.5 million and $8.3 million for the three and nine months ended September 30, 2019, respectively, and $55.6 million and $950.1 million for the three and nine months ended September 30, 2018, respectively. In addition, capital expenditures (including acquisitions) reflected in the table above includes consideration paid through the issuance of common stock in connection with an acquisition for the nine months ended September 30, 2018.
The following tables present reconciliations of the GAAP financial measure of income (loss) before income taxes including non-controlling interests to the non-GAAP financial measure of Adjusted EBITDA for the Company’s three reportable business segments on a gross basis for the periods presented:

Exploration and Production
	Three Months Ended September 30,		Nine Months Ended September 30,
	2019	2018	2019	2018

	(In thousands)
Income (loss) before income taxes including non-controlling interests	$(42,605)	$59,375	$(184,138)	$(423,470)
(Gain) loss on sale of properties	752	(46,459)	3,950	(48,413)
Loss on extinguishment of debt	—	47	—	13,698
Net (gain) loss on derivative instruments	(47,922)	48,544	34,940	239,945
Derivative settlements(1)	7,123	(65,190)	10,752	(162,013)
Interest expense, net of capitalized interest	39,385	39,398	119,082	117,009
Depreciation, depletion and amortization	205,902	158,630	563,408	453,083
Impairment	—	—	653	384,228
Exploration expenses	652	22,315	2,369	23,701
Equity-based compensation expenses	8,246	7,102	25,348	20,565
Litigation contingency expenses(2)	20,000	—	20,000	—
Other non-cash adjustments	(79)	574	2,316	557
Adjusted EBITDA	$191,454	$224,336	$598,680	$618,890
___________________
(1)Cash settlements represent the cumulative gains and losses on the Company’s derivative instruments for the periods presented and do not include a recovery of costs that were paid to acquire or modify the derivative instruments that were settled.
(2)In 3Q 2019, the Company incurred a charge to establish a loss accrual of $20 million, which the Company believes is the estimable amount of loss that could potentially be incurred from the Company’s pending legal proceedings based upon currently available information.

Midstream Services
	Three Months Ended September 30,		Nine Months Ended September 30,
	2019	2018	2019	2018

	(In thousands)
Income before income taxes including non-controlling interests	$59,787	$30,959	$156,861	$100,754
Loss on sale of properties	—	9,590	—	9,590
Interest expense, net of capitalized interest	4,512	162	12,469	607
Depreciation, depletion and amortization	9,340	7,373	27,420	20,902
Equity-based compensation expenses	383	442	1,363	1,222
Adjusted EBITDA	$74,022	$48,526	$198,113	$133,075

Well Services
	Three Months Ended September 30,		Nine Months Ended September 30,
	2019	2018	2019	2018

	(In thousands)
Income before income taxes including non-controlling interests	$375	$9,158	$2,694	$25,316
Depreciation, depletion and amortization	3,206	3,940	10,493	11,560
Equity-based compensation expenses	42	354	1,130	1,149
Adjusted EBITDA	$3,623	$13,452	$14,317	$38,025

Adjusted Net Income (Loss) Attributable to Oasis and Adjusted Diluted Earnings (Loss) Attributable to Oasis Per Share are supplemental non-GAAP financial measures that are used by management and external users of the Company’s financial statements, such as industry analysts, investors, lenders and rating agencies. The Company defines Adjusted Net Income (Loss) Attributable to Oasis as net income (loss) after adjusting first for (1) the impact of certain non-cash items, including non-cash changes in the fair value of derivative instruments, impairment, and other similar non-cash charges, or non-recurring items, (2) the impact of net income attributable to non-controlling interests and (3) the non-cash and non-recurring items’ impact on taxes based on the Company’s effective tax rate applicable to those adjusting items in the same period. Adjusted Net Income (Loss) Attributable to Oasis is not a measure of net income (loss) as determined by GAAP. The Company defines Adjusted Diluted Earnings (Loss) Attributable to Oasis Per Share as Adjusted Net Income (Loss) Attributable to Oasis divided by diluted weighted average shares outstanding.
The following table presents reconciliations of the GAAP financial measure of net income (loss) attributable to Oasis to the non-GAAP financial measure of Adjusted Net Income (Loss) Attributable to Oasis and the GAAP financial measure of diluted earnings (loss) attributable to Oasis per share to the non-GAAP financial measure of Adjusted Diluted Earnings (Loss) Attributable to Oasis Per Share for the periods presented:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2019	2018	2019	2018

	(In thousands, except per share data)
Net income (loss) attributable to Oasis	$20,288	$62,341	$(51,837)	$(257,273)
(Gain) loss on sale of properties	752	(36,869)	3,950	(38,823)
Loss on extinguishment of debt	—	47	—	13,698
Net (gain) loss on derivative instruments	(47,922)	48,544	34,940	239,945
Derivative settlements(1)	7,123	(65,190)	10,752	(162,013)
Impairment	—	—	653	384,228
Amortization of deferred financing costs	1,861	1,814	5,454	5,512
Amortization of debt discount	3,137	2,852	9,027	8,201
Litigation contingency expenses(2)	20,000	—	20,000	—
Other non-cash adjustments	(79)	574	2,316	557
Tax impact(3)	(21,173)	12,214	(28,026)	(108,028)
Adjusted Net Income (Loss) Attributable to Oasis	$(16,013)	$26,327	$7,229	$86,004

Diluted earnings (loss) attributable to Oasis per share	$0.06	$0.20	$(0.16)	$(0.84)
(Gain) loss on sale of properties	—	(0.12)	0.01	(0.13)
Loss on extinguishment of debt	—	—	—	0.04
Net (gain) loss on derivative instruments	(0.15)	0.15	0.11	0.78
Derivative settlements(1)	0.02	(0.21)	0.03	(0.52)
Impairment	—	—	—	1.24
Amortization of deferred financing costs	0.01	0.01	0.02	0.02
Amortization of debt discount	0.01	0.01	0.03	0.03
Litigation contingency expenses(2)	0.06	—	0.06	—
Other non-cash adjustments	—	—	0.01	—
Tax impact(3)	(0.06)	0.04	(0.09)	(0.34)
Adjusted Diluted Earnings (Loss) Attributable to Oasis Per Share	$(0.05)	$0.08	$0.02	$0.28

Diluted weighted average shares outstanding(4)	315,135	316,387	315,944	308,985

Effective tax rate applicable to adjustment items	(140.0)%	25.3%	32.2%	23.9%
___________________
(1)Cash settlements represent the cumulative gains and losses on the Company’s derivative instruments for the periods presented and do not include a recovery of costs that were paid to acquire or modify the derivative instruments that were settled.
(2)In 3Q 2019, the Company incurred a charge to establish a loss accrual of $20 million, which the Company believes is the estimable amount of loss that could potentially be incurred from the Company’s pending legal proceedings based upon currently available information.
(3)The tax impact is computed utilizing the Company’s effective tax rate applicable to the adjustments for certain non-cash and non-recurring items.
(4)No unvested stock awards were included in computing Adjusted Diluted Loss Attributable to Oasis Per Share for the three months ended September 30, 2019 because the effect was anti-dilutive due to the Adjusted Net Loss Attributable to Oasis. For the nine months ended September 30, 2019 and three and nine months ended September 30, 2018, the Company included 1,081,000, 3,220,000 and 3,452,000, respectively, of unvested stock awards in computing Adjusted Diluted Earnings Attributable to Oasis Per Share due to the dilutive effect under the treasury stock method.